Exhibit 99.1

Procera Networks to Acquire Vineyard Networks

Acquisition broadens addressable market into enterprise through OEM channel

FREMONT, Calif., January 7, 2013 — Procera Networks, Inc. (NASDAQ: PKT), the global intelligent policy enforcement company, today announced that it has entered into a definitive agreement to acquire Vineyard Networks Inc., a leader in the Enterprise OEM DPI market. The acquisition will enable Procera to extend its Intelligent Policy Enforcement business into the growing Enterprise DPI market.

Procera believes that network intelligence technology is foundational for networks of the future. James Brear, Procera’s President and CEO, said: “Every network element will require intelligence. Our strategic vision is to enable networks of any size to have the intelligence needed to operate effectively. Procera directly addresses this need for service providers of all types through our PacketLogic solutions. Vineyard enables Procera to expand our total addressable market through their OEM business to include enterprise network equipment vendors, adding the entire enterprise space along with additional opportunities in the service provider OEM market. The addition of Vineyard, which has 34 employees mostly in engineering and product development, establishes Procera as the clear leader in the high-growth DPI market.”

“Procera and Vineyard have natural synergies,” said Jason Richards, Vineyard’s CEO. “Vineyard’s leadership in Enterprise DPI combined with Procera’s industry-leading suite of PacketLogic products provides customers and partners with a single solution for Intelligence, Analytics and Enforcement.”

The growing use of Software Defined Networking, cloud services and storage, as well as the “Bring Your Own Device” (BYOD) trend for consumer and enterprise, has blurred the line between enterprise and service provider networks. Consumer, enterprise and service provider network operators are searching for solutions that provide better visibility and control in an ever-changing landscape of applications, content owners and content-delivery networks. Existing network solutions that do not have sophisticated network intelligence cannot effectively meet the Quality of Experience expectations of broadband subscribers. “Powered by Procera” solutions will deliver superior visibility and enable a variety of use cases. Procera believes that its combination with Vineyard will create a new force in the DPI market for Service Providers and Enterprises. The total addressable market (TAM) for the Enterprise OEM DPI market is expected to be over $300 million in 2013.

The total consideration for the acquisition is $28.0 million CAD, comprised of $15.4 million CAD in Procera common stock and $12.6 million CAD in cash. The acquisition is subject to the satisfaction of certain closing conditions, and is expected to close on or before January 15, 2013.

Outlook

Subject to closing, Procera expects to realize meaningful bookings, revenue and operating scale from the acquisition. On a non-GAAP basis, excluding stock-based compensation expenses and amortization of acquired intangible assets, management currently expects the following:

•	Vineyard is expected to add approximately $4 million to $5 million to Procera’s 2013 revenue, with gross margin in excess of 90%.

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Including one-time, non-cash purchase accounting adjustments, the acquisition is expected to be slightly dilutive to Procera’s 2013 EPS; without these adjustments the acquisition would have been expected to be EPS neutral in 2013.

•	The acquisition is expected to be accretive to Procera’s 2014 EPS on a non-GAAP basis.

Procera has not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to the company without unreasonable efforts.

On a GAAP basis, Procera expects to record significant quarterly operating charges for the amortization of intangible assets and compensation following the allocation of the purchase price.

Conference Call Information

Procera Networks, Inc. will host a conference call at 8:15 a.m. Eastern Time today, January 7, 2013 to discuss this announcement. Interested parties can access the live call by dialing 877-941-1427 or 480-629-9664 (International) and request the “Procera” call. A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Monday, January 14, 2013, by dialing 800-406-7325 and entering the replay code of 4588157#. To access the replay from international locations, dial 303-590-3030 using the same passcode. An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

About Procera Networks, Inc.

Procera Networks Inc. (NASDAQ: PKT) delivers Intelligent Policy Enforcement solutions designed for carriers, service providers and enterprises worldwide. Procera’s PacketLogic solutions provide actionable intelligence and policy enforcement to ensure a high quality experience for any Internet connected devices. Network operators deploy Procera’s technology to enable real-time visibility, superior performance and scalability, and deliver personalized services for millions of enterprises and consumers. For more information, visit www.proceranetworks.com or follow Procera on twitter at @ProceraNetworks.

About Vineyard Networks Inc.

Vineyard Networks delivers next-generation Deep Packet Inspection technology to network infrastructure vendors around the world. Vineyard’s NAVL DPI engine is an OEM solution powering today’s application aware platforms, from next-generation Firewalls to Mobile Telco Gateways. NAVL inspects and analyzes network data in real-time providing accurate detection of today’s most popular applications with the ability to extract metadata and application attributes from the network traffic. For more information, please visit www.vineyardnetworks.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements.” These forward-looking statements include, but are not limited to, statements regarding: the transaction, including closing and the timing of closing and the expected benefits of the transaction; operating the Vineyard business following the transaction; expectations regarding the financial impact of the acquisition on Procera, including our revenue and EPS; the expected size of the markets to be addressed by Procera’s and Vineyard’s products; and our ability to deliver superior visibility and enable a variety of use cases. These statements are based on current expectations of future events. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors including, but not limited to: the risk that the transaction described above is not completed or is delayed; the risk that the transaction may involve unexpected costs; the risk that benefits of the transaction described above are not realized; the effect of competitive factors and our reactions to those factors; risks related to our integration of Vineyard’s operations and employees; the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact our business are set forth in our Form 10-K filed for the year ended December 31, 2011, and in the subsequently filed quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Press Contact

Fran Lowe, Engage PR for Procera Networks, 510-748-8200 x225, flowe@engagepr.com

Investor Relations Contact

Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com